Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147202 on Form S-8 of our report dated March 4, 2008, relating to the consolidated financial statements and financial statement schedule of Neutral Tandem Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Neutral Tandem Inc. and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 4, 2008